Exhibit 10.11

Execution Version

SECURITIES HOLDERS AGREEMENT

by and among

EDGEN ACQUISITION CORPORATION,

ING FURMAN SELZ INVESTORS III L.P.,

ING BARINGS GLOBAL LEVERAGED EQUITY PLAN LTD.,

ING BARINGS U.S. LEVERAGED EQUITY PLAN LLC,

and

THE OTHER INVESTORS NAMED HEREIN

Dated as of February 1, 2005

TABLE OF CONTENTS

ARTICLE I.	RESTRICTIONS ON TRANSFER OF SECURITIES

1.1.	Restrictions on Transfers of Securities

1.2.	Legend

1.3.	Notation

ARTICLE II.	OTHER COVENANTS AND REPRESENTATIONS

2.1.	Financial Statements and Other Information

2.2.	Sale of the Company

2.3.	Tag-Along Rights

2.4.	Corporate Opportunity

ARTICLE III.	CORPORATE ACTIONS

3.1.	Amended and Restated Articles of Incorporation and Bylaws

3.2.	Directors and Voting Agreements

3.3.	Right to Remove Certain of the Company’s Directors

3.4.	Right to Fill Certain Vacancies in Company’s Board

3.5.	Directors of Subsidiaries

3.6.	Amendment of Certificate and Bylaws

3.7.	Termination of Voting Agreements

3.8.	Officers

ARTICLE IV.	MISCELLANEOUS

4.1.	Amendment and Modification

4.2.	Successors and Assigns

4.3.	Separability

4.4.	Notices

4.5.	Governing Law

4.6.	Headings

4.7.	Counterparts

4.8.	Further Assurances

4.9.	Termination

4.10.	Remedies

4.11.	Party No Longer Owning Securities

i

4.12.	No Effect on Employment

4.13.	Pronouns

4.14.	Future Individual Investors

4.15.	Entire Agreement

ii

DEFINED TERMS

Affiliate	4
Agreement	1
Approved Sale	6
Company	1
Edgen	1
Escrow Amount	9
Escrow Notice	9
Exchange Act	4
Holders	8
ING Barings Global	1
ING Barings U.S.	1
ING Furman Selz	1
Investor	1
Investors	1
JCP Affiliates	4
JCP Associates	4
JCP Funds	1
JCP Partner	4
Management Investors	1
Merger	1
Merger Agreement	2
Permitted Transferee	3
Required Holders	7
Securities	2
Securities Act	3
Securities Purchase Agreements	1
Seller	8
Seller’s Notice	8
Stock Purchase Agreement	1
Subsidiary	11
Tag-Along Notice	8
Transfer	2

iii

SECURITIES HOLDERS AGREEMENT

THIS IS A SECURITIES HOLDERS AGREEMENT, dated as of February 1, 2005 (the “Agreement”), by and among Edgen Acquisition Corporation, a Nevada corporation (the “Company”), ING Furman Selz Investors III L.P., a Delaware limited partnership (“ING Furman Selz”), ING Barings Global Leveraged Equity Plan Ltd., a Bermuda corporation, (“ING Barings Global”), ING Barings U.S. Leveraged Equity Plan LLC, a Delaware limited liability company (“ING Barings U.S.” and, together with ING Furman Selz and ING Barings Global, “JCP Funds” “), and the individuals designated as Management Investors on the signature pages hereto (the “Management Investors”).  Each of the JCP Funds and each of the Management Investors and any other investor in the Company who becomes a party to or agrees to be bound by this Agreement are sometimes referred to herein individually as an “Investor” and collectively as the “Investors.”

BACKGROUND

A.                                   This Agreement is being entered into in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, dated as of December 31, 2004 (the “Stock Purchase Agreement”), by and among Edgen Corporation, a Nevada corporation (“Edgen”), the Company and the other parties thereto, pursuant to which the Company will acquire all of the outstanding capital stock of Edgen.  Immediately after the acquisition the Company will merge into Edgen with Edgen as the surviving entity, pursuant to an associated plan of merger.

B.                                     The Management Investors are employed by Edgen or its direct or indirect subsidiaries.

D.                                    Pursuant to the terms of Securities Purchase Agreements, dated as of the date hereof (the “Securities Purchase Agreements”), the Company has sold, and each of the JCP Funds and Management Investors have purchased for cash, (i) the number of shares of Preferred Stock of the Company, and (ii) the number of shares of Common Stock of the Company, in each case as set forth opposite such Investor’s name on Schedule I hereto.

E.                                      Immediately following the purchase and sale of securities pursuant to the Securities Purchase Agreements, the Company will use such cash proceeds in part to acquire, pursuant to the Stock Purchase Agreement, the outstanding capital stock of Edgen.

F.                                      The Investors and the Company wish to set forth herein certain agreements regarding their future relationships and their rights and obligations with respect to Securities of the Company.

G.                                     Following the Closing (as defined in the Stock Purchase Agreement) hereunder, the Company will merge with and into Edgen (the “Merger”) with Edgen as the surviving corporation pursuant to the terms and conditions set forth in the Agreement and Plan of

Merger (as amended, the “Merger Agreement”) dated as of the date hereof.  Pursuant to the terms of the Merger Agreement, Edgen shall be the surviving corporation and each issued and outstanding share of Common Stock and Preferred Stock of the Company shall be converted into a share of Common Stock and Preferred Stock, as the case may be, of Edgen, as the surviving corporation.  As used herein, the terms Common Stock and Preferred Stock refer to the Common Stock and Preferred Stock of the Company prior to the Merger and the Common Stock and Preferred Stock of Edgen from and after the Merger.

H.                                    As used herein, the term “Securities” shall mean Common Stock, Preferred Stock, and any other shares of capital stock of the Company, and any securities convertible into or exchangeable for such capital stock, and any options (including any options now or hereafter issued to Management Investors), warrants or other rights to acquire such capital stock or securities, now or hereafter held by any party hereto, including all other securities of the Company (or a successor to the Company) received on account of ownership of Common Stock or Preferred Stock, including all securities issued in connection with any merger, (including, without limitation, the Merger), consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

Terms

In consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.

RESTRICTIONS ON TRANSFER OF SECURITIES

1.1.                              Restrictions on Transfers of Securities.  The following restrictions on Transfer (as defined in Section 1.1(a) below) shall apply to all Securities owned by any Investor or Permitted Transferee (as defined in Section 1.1(b) below), except a Permitted Transferee by virtue of Section 1.1(b)(iv) hereof:

(a)                                  No Investor or Permitted Transferee other than the JCP Funds shall Transfer (other than in connection with a redemption or purchase by the Company) any Securities unless (i) such Transfer is to a person approved in advance in writing by the Required Holders (as defined in Section 2.2(a)), and (ii) such Transfer complies with the provisions of this Section 1.1 and Article II hereof.  Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect, and the purported transferee shall have no rights or privileges in or with respect to the Company.  As used herein, “Transfer” includes the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer or grant of voting rights (except for the voting agreement set forth in Article III hereof) or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

Prior to any proposed Transfer of any Securities, the holder thereof shall give written notice to the Company describing the manner and circumstances of the proposed Transfer, together with, if requested by the Company, a written opinion of legal counsel, addressed to the Company and the transfer agent for the Company’s equity securities, if other than the Company, and reasonably satisfactory in form and substance to the Company, to the effect that the proposed Transfer of the Securities may be effected without registration under the Securities Act of 1933, as amended (the “Securities Act”).  Each certificate evidencing the Securities transferred shall bear the legends set forth in Section 1.2(a) hereof, except that such certificate shall not bear the legend contained in the first paragraph of Section 1.2(a) hereof if the opinion of counsel referred to above is to the further effect that such legends is not required in order to establish compliance with any provision of the Securities Act.

Nothing in this Section 1.1(a) shall prevent the Transfer, free of any restrictions under this Agreement, of Securities by an Investor or a Permitted Transferee to one or more of its Permitted Transferees or to the Company; provided, however, that each such Permitted Transferee (except a Permitted Transferee by virtue of Section 1.1(b)(iv) hereof) shall take such Securities subject to and be fully bound by the terms of this Agreement applicable to it with the same effect as if it were an Investor (or if the Permitted Transferee were a Management Investor, a Management Investor) hereunder; and provided further, however, that (i) no person (other than a Permitted Transferee by virtue of Section 1.1(b)(iv) hereof) shall be a Permitted Transferee unless such transferee executes and delivers a joinder to this Agreement reasonably satisfactory in form and substance to the Company which joinder states that such person agrees to be fully bound by this Agreement as if it were an Investor (or if the transferor to the Permitted Transferee is a Management Investor hereunder, as a Management Investor) hereunder, and (ii) no Transfer shall be effected except in compliance with the registration requirements of the Securities Act and any applicable state securities laws or pursuant to an available exemption therefrom.

(b)                                 As used herein, “Permitted Transferee” shall mean:

(i)                                     in the case of any Investor or Permitted Transferee who is a natural person, such person’s spouse or children or grandchildren (in each case, natural or adopted), or any trust for the sole benefit of such person, such person’s spouse or children or grandchildren (in each case, natural or adopted), or any corporation, partnership or limited liability company in which the direct and beneficial owner of all of the equity interest is such individual person or such person’s spouse or children or grandchildren (in each case, natural or adopted);

(ii)                                  in the case of any Investor or Permitted Transferee who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such person or upon the incompetency or disability of such person for purposes of the protection and management of such person’s assets;

(iii)                               in the case of any of the JCP Funds, (I) the general partner or managing member of such JCP Fund (a “JCP Partner”) and any corporation, partnership or other entity that is an Affiliate (as hereinafter defined) of any of the JCP Funds or any JCP Partner (including FS Private Investments III LLC, the manager of the JCP Funds) (collectively, “JCP Affiliates”), (II) any present or former managing director, director, general partner, limited partner, member, officer or employee of any of the JCP Funds, a JCP Partner or any JCP Affiliate, or any spouse or lineal descendant (natural or adopted), sibling or parent of any of the foregoing persons in this clause (II) or any heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (II) (provided that no JCP Affiliate that becomes such an entity primarily for the purpose of effecting a transfer of Securities shall be considered a Permitted Transferee) (collectively, “JCP Associates”), and (III) any trust, the beneficiaries of which, or any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general and limited partners of which, include only JCP Funds, JCP Partners, JCP Affiliates, or JCP Associates; provided, however, that prior to the Company’s initial Public Offering, no limited partner of any of the JCP Funds, JCP Partner, or JCP Affiliate shall constitute a Permitted Transferee to the extent that a Transfer of Securities to such limited partner would cause the Company to be subject to registration under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(iv)                              in the case of any Investor or Permitted Transferee, any person if such person takes such Securities pursuant to a sale in connection with a Public Offering or, following a Public Offering, in open market transactions or under Rule 144 under the Securities Act.

(c)                                  As used herein, “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with such person.

1.2.                              Legend.  Any certificates representing Securities shall bear the following legend (in addition to any other legend required under applicable law):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, AS

AMENDED FROM TIME TO TIME (THE “SECURITIES HOLDERS AGREEMENT”), A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.  THE SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE OR OTHERWISE DISPOSABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

1.3.                              Notation.  A notation will be made in the appropriate transfer records of the Company with respect to the restrictions on transfer of the Securities referred to in this Agreement.

ARTICLE II.

OTHER COVENANTS AND REPRESENTATIONS

2.1.                              Financial Statements and Other Information.  (a) The Company shall deliver to each of the JCP Funds (so long as such JCP Fund or its Permitted Transferees (other than Permitted Transferees pursuant to Section 1.1(b)(iv)) own any Securities):

(i)                                     as soon as available and in any event within 15 days after the end of each calendar month, consolidated balance sheets of the Company and its subsidiaries as of the end of such calendar month, and consolidated statements of income and cash flows of the Company and its subsidiaries for the calendar month then ended, shown in comparison to the budgeted amounts for the same period and the same monthly period from the prior fiscal year, prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of notes and to year-end adjustments;

(ii)                                  as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its subsidiaries for the period then ended, shown in comparison to the budgeted amounts for the same period and the same quarterly period from the prior fiscal year, prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of notes and to year-end adjustments;

(iii)                               as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its subsidiaries as of the end of such year, and consolidated and consolidating statements of income and cash flows of the Company and its subsidiaries for the year then ended prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

(iv)                              to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company as soon as such reports are generally available, together with any other documents the Company is required to deliver to the holders of any such indebtedness;

(v)                                 prior to the beginning of each fiscal year, an annual budget which has been approved by the Board of Directors of the Company, prepared on a month by month basis for the Company and its subsidiaries for such fiscal year (displaying anticipated statements of income and cash flow), and promptly upon preparation thereof any other significant budgets prepared by the Company, and any revisions of such annual or other budgets; and

(vi)                              such other documents, reports, financial data and other information as the JCP Funds may reasonably request.

(b)                                 Inspection and Access.  The Company and its subsidiaries shall provide to each of the JCP Funds (so long as it or its Permitted Transferees (other than Permitted Transferees pursuant to Section 1.1(b)(iv)) own any Securities) true and correct copies of all quarterly and annual financial reports of the Company and its subsidiaries and budgets prepared by or on behalf of the Company and its subsidiaries, and such other documents, reports, financial data and other information as such party may reasonably request.  The Company shall permit any authorized representatives designated by each such party to visit and inspect any of the properties of the Company and its subsidiaries, including its and their books of account (and to make copies and take extracts therefrom), and to discuss its and their affairs, finances and accounts with its and their officers and their current and prior independent public accountants (and by this provision the Company authorizes such accountants to discuss with such representatives the affairs, finances and accounts of the Company and its subsidiaries, whether or not a representative of the Company is present), all at such reasonable times and as often as such party may reasonably request.

2.2.                              Sale of the Company.

(a)                                  So long as the Company has not consummated a Public Offering, if the Required Holders (as defined hereinafter) approve the sale of the Company, whether by merger, consolidation, sale of outstanding capital stock, sale of all or substantially all of its assets or otherwise (any of the foregoing, an “Approved Sale”), (i) each Investor and Permitted Transferee will consent to, vote for and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Approved Sale, (ii) if the Approved Sale is structured as a sale of stock, each Investor and Permitted Transferee will agree to sell and will be permitted to sell all of such Investor’s or Permitted Transferee’s Common Stock and/or Preferred Stock on the terms and conditions approved by the Required Holders, and (iii) if the Approved Sale includes the sale, exchange, redemption, cancellation or other disposition of securities convertible into or exchangeable for capital stock of the Company, or options, warrants or other rights to purchase such capital stock or securities, each Investor or Permitted Transferee will sell, exchange, redeem, agree to cancel or otherwise dispose of such securities or options, warrants or other rights on the terms and conditions approved by the Required Holders.  Each Investor and Permitted Transferee will take all necessary and desirable actions in connection with the consummation of an Approved Sale.  As used herein, the term “Required Holders” means, as of any date, the holders of the majority of the shares of Common Stock then held by the JCP Funds.

(b)                                 The obligations of each of the Investors and Permitted Transferees with respect to an Approved Sale are subject to the satisfaction of the conditions that: (i) upon the consummation of the Approved Sale, all of the Investors and Permitted Transferees holding Common Stock will receive the same form and amount of consideration per share of Common Stock, or if any holder of Common Stock is given an option as to the form and amount of consideration to be received in respect of Common Stock, all Investors and Permitted Transferees holding Common Stock will be given the same option, (ii) upon the consummation of the Approved Sale, all of the Investors and Permitted Transferees holding Preferred Stock will receive the same form and amount of consideration per share of Preferred Stock (it being understood, however, that the amount of consideration per share of Preferred Stock may vary to reflect the accrued and unpaid dividends thereon, to the extent different shares of Preferred Stock have been outstanding for different periods of time), or if any holder of Preferred Stock is given an option as to the form or amount of consideration to be received in respect of Preferred Stock, all Investors and Permitted Transferees holding Preferred Stock will be given the same option, and (iii) in the case of a holder of any securities referred to in clause (iii) of paragraph (a) above, (I) in the event such Securities are vested, the holder shall receive in such Approved Sale, unless otherwise provided in the terms of any agreement or instrument governing or evidencing such security, either (x) the same securities or other property that such holder would have received if such holder had converted, exchanged or exercised such security immediately prior to such Approved Sale (after taking into account the conversion, exchange or exercise price applying to such Security and any applicable tax obligations of the holder in connection with such conversion, exchange or exercise) or (y) a security convertible or exchangeable for, or option, warrant or right to purchase, capital stock or other securities of a successor entity having substantially equivalent value, or (II) in the case where such securities are not vested, unless otherwise provided in the terms of any agreement or instrument governing or evidencing such security, such securities shall be cancelled.

(c)                                  Each Investor and Permitted Transferee acknowledges that its or his or her pro rata share (based upon the number of shares of Common Stock and Preferred Stock owned (or acquirable pursuant to options, warrants or other rights to purchase Common Stock or securities convertible into or exchangeable for Common Stock or Preferred Stock) by such holder) of the aggregate proceeds of an Approved Sale may be reduced by transaction expenses related to such Approved Sale.

2.3.                              Tag-Along Rights.

(a)                                  (i)                                     Except as otherwise provided in Section 2.3(a)(iii) below, no Seller (as hereinafter defined) shall sell any shares of Common Stock in any transaction or series of related transactions unless all “Holders” (as hereinafter defined) are offered an equal opportunity to participate in such transaction or transactions on a pro rata basis based on the number of shares of Common Stock then owned by each Holder who elects to participate in such transaction or transactions and, subject to paragraph (ii) below, on identical terms (including amount and type of consideration paid).  For the avoidance of doubt, such participation on a pro rata basis shall mean that such Holder shall be entitled to sell the number of shares of Common Stock proposed to be sold by the Seller, multiplied by a fraction, the numerator of which is the number of shares then owned by such Holder and the denominator of which is the number of shares of outstanding Common Stock.  If any Holder elects not to participate in full or in part on a pro rata basis, the Seller may increase the number of shares sold by it by the number of shares any such Holder elects not to include pursuant to the terms hereof.  As used in this Section 2.3, a “Seller” shall mean any of the JCP Funds; “Holders” shall mean any Investor or any of their Permitted Transferees (other than the selling JCP Fund and other than a Permitted Transferee by virtue of Section 1.1(b)(iv)).

(ii)                                  Prior to any sale of shares of Common Stock subject to these provisions, the Seller shall notify the Company in writing of the proposed sale.  Such notice (the “Seller’s Notice”) shall set forth: (A) the number of shares of Common Stock subject to the proposed sale, (B) the name and address of the proposed purchaser, and (C) the proposed amount of consideration and terms and conditions of payment offered by such proposed purchaser.  The Company shall promptly, and in any event within 15 days of the Company’s receipt of the Seller’s Notice, deliver or cause to be delivered the Seller’s Notice to each Holder.  A Holder may exercise the tag-along right by delivery of a written notice (the “Tag-Along Notice”) to the Seller within 15 days of the date the Company delivered or caused to be delivered the Seller’s Notice.  The Tag-Along Notice shall state the number of shares of Common Stock that the Holder proposes to include in the proposed sale, up to the maximum pro rata share described above.  If a Holder entitled to participate therein delivers a Tag-Along Notice, such holder shall be obligated to sell that number of shares of Common Stock specified in the Tag-Along Notice upon the same terms and conditions as those under which the Seller is selling, conditioned upon and contemporaneously with completion of the Seller’s sale of its shares of Common Stock.  If no Tag-Along Notice is received during the 15-day period referred to above, the Seller shall have the right for a 60-day period to effect the proposed sale of shares of Common Stock on terms and conditions no more favorable to the Seller than those stated in the Seller’s Notice and in accordance with the provisions of this Section 2.3.

(iii)                               Notwithstanding anything herein to the contrary, a Seller may make any of the following Transfers without offering the Holders the opportunity to participate: (A) Transfers by a Seller to any Permitted Transferee, provided that the proposed Permitted Transferee (except a Permitted Transferee by virtue of Section 1.1(b)(iv) hereof) agrees in writing to be bound by the provisions of this Agreement; (B) sales pursuant to an effective registration statement under the Securities Act; and (C) sales in connection with an Approved Sale.

(iv)                              Each Investor acknowledges for itself and its transferees that any of the JCP Funds may grant in the future tag-along rights relating to shares of Common Stock to other holders of Common Stock and such holders will (A) have the same opportunity to participate in sales by such JCP Fund as provided to the parties hereto, and (B) be included in the calculation of the pro rata basis upon which Holders may participate in a sale.

(v)                                 Each of the parties hereto acknowledges that the Company (A) may issue Securities to persons in the future and (B) has adopted an incentive compensation plan pursuant to which employees of the Company or its subsidiaries or other persons may be granted, subject to the terms of such plan, shares of restricted Common Stock, and that such persons or participants may become subject to this Agreement and may be “Holders” for purposes of this Section 2.3.

(vi)                              The tag-along obligations of the Sellers provided under this Section 2.3 shall terminate upon the earlier of (A) the consummation of a Public Offering, and (B) as to the JCP Funds, the day after the date on which the JCP Funds collectively own less than 20% of the outstanding Common Stock.  Upon the termination of such obligations, the rights of Holders with respect thereto shall also terminate.

(vii)                           Notwithstanding the requirements of this Section 2.3, a Seller may sell shares of Common Stock at any time without complying with the requirements of the above provisions of this Section 2.3 so long as the Seller deposits into escrow with an independent third party at the time of the sale that amount of the consideration received in the sale equal to the Escrow Amount.  The “Escrow Amount” shall equal the amount of consideration as all the Holders would have been entitled to receive if they had the opportunity to participate in the sale on a pro rata basis, determined as if each Holder (A) delivered a Tag-Along Notice to the Seller in the time period set forth in Section 2.3(a)(ii) and (B) proposed to include all of its Securities which it would have been entitled to include in the sale.  No later than the date of the sale, the Seller shall notify the Company in writing of the proposed sale.  Such notice (the “Escrow Notice”) shall set forth the information required in the Seller’s Notice, and in addition, such notice shall state the name of the escrow agent and the account number of the escrow account.  The Company shall promptly, and in any event within 10 days, deliver or cause to be delivered the Escrow Notice to each Holder.  A Holder may exercise the tag-along right described in this clause (viii) by delivery to the Seller, within 15 days of the date the Company delivered or caused to be delivered the Escrow Notice, of (I) a written notice specifying the number of shares of Common Stock it proposes to sell, and (II) the certificates representing such shares of Common Stock, with transfer powers duly endorsed in blank.  Promptly after the expiration of the 15th day after the Company has delivered or caused to be delivered the Escrow Notice, (x) the Seller shall purchase that number of shares of Common Stock as Seller would have been required to include in the sale had Seller complied with the provisions of Section 2.3(a) (ii), (y) the Company shall cause to be released from the escrow to the Holder from whom the Seller purchases shares of Common Stock pursuant to clause (x) of this paragraph the applicable amount of consideration due to such Holder together with any interest thereon, and (z) all remaining funds and other consideration held in escrow shall be released to the Seller.  If the

Seller received consideration other than cash in the sale, the Seller shall purchase the shares of Common Stock tendered by paying to the Holders cash and non-cash consideration in the same proportion as received by the Seller in the sale.

2.4.                              Corporate Opportunity.  To the fullest extent permitted by any applicable law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to any of the JCP Funds or their Affiliates or representatives (including any directors of the Company designated by such persons).  In particular, (a) any of the JCP Funds and their respective Affiliates shall have the right to engage in business activities, whether or not in competition with the Company or its subsidiaries or the Company’s or its subsidiaries’ business activities, without consulting any other Investor, and (b) none of the JCP Funds shall have any obligation to any other Investor with respect to any opportunity to acquire property or make investments at any time.

ARTICLE III.

CORPORATE ACTIONS

3.1.                              Amended and Restated Articles of Incorporation and Bylaws.  Each Investor has reviewed the Amended and Restated Articles of Incorporation and Bylaws of the Company in the forms attached hereto as Exhibits A and B, respectively, and hereby approves and ratifies the same.

3.2.                              Directors and Voting Agreements.

(a)                                  Each Investor and Permitted Transferee agrees that it shall take, at any time and from time to time, all action necessary (including voting the Common Stock entitled to vote owned by him, her or it, calling special meetings of stockholders and executing and delivering written consents) to ensure that the Board of Directors of the Company is composed of such number of directors as determined by ING Furman Selz on behalf of itself and the other JCP Funds.  The initial Board of Directors shall be composed of:  Nicholas Daraviras, James L. Luikart and Daniel J. O’Leary.

(b)                                 Each Investor and Permitted Transferee agrees to take all necessary action to cause the composition of the Board of Directors of the Company to remain in accordance with Section 3.2(a) hereof (including, without limitation, voting or causing to vote or acting by written consent with respect to, all shares of Common Stock entitled to vote thereon or any other voting capital stock of the Company now or hereafter owned or held by such Investor or Permitted Transferee in favor of such persons) and to act itself (if a member of the Board of Directors) or cause its designee (if any) on the Board of Directors to vote or act by written consent to cause the Board of Directors of the Company to be in accordance with Section 3.2(a) hereof.

(c)                                  Any of the rights to designate directors of the Company of any of the JCP Funds set forth in paragraph (a) above shall terminate on such date as the JCP Funds, together with their respective Affiliates and Permitted Transferees, collectively own less than 5% of the outstanding Common Stock.

3.3.                              Right to Remove Certain of the Company’s Directors.  ING Furman Selz (on behalf of the JCP Funds) may request that any director be removed (with or without cause) by written notice to the other Investors, and, in any such event, each Investor and Permitted Transferee shall promptly consent in writing or vote or cause to be voted all shares of Common Stock entitled to vote thereon now or hereafter owned or controlled by it for the removal of such person as a director.

3.4.                              Right to Fill Certain Vacancies in Company’s Board.  In the event that a vacancy is created on the Company’s Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) or if otherwise there shall exist or occur any vacancy on the Company’s Board of Directors, such vacancy shall not be filled by the remaining members of the Company’s Board of Directors, but each Investor and Permitted Transferee hereby agrees promptly to consent in writing or vote or cause to be voted all shares of Common Stock entitled to vote thereon or any other voting capital stock of the Company now or hereafter owned or controlled by it to elect that individual designated to fill such vacancy and serve as a director, as shall be designated by the Investor or Investors then entitled to designate such director under Section 3.2 hereof.

3.5.                              Directors of Subsidiaries.  If requested by any of the JCP Funds (so long as the requesting party, together with its respective Affiliates or Permitted Transferees, owns not less than 5% of the outstanding Common Stock, the Company shall cause the Board of Directors of any Subsidiary (defined as “a corporation, partnership, limited liability or other business entity with respect to which the Company (or another Subsidiary) owns 50% or more of the total combined voting power of all classes of stock (or other voting interests)) to be identical to the Board of Directors of the Company, except in the case of Edgen Canada Inc. which Board of Directors may contain additional members in order to comply with Canadian law.

3.6.                              Amendment of Certificate and Bylaws.  Each Investor and Permitted Transferee agrees that it shall not consent in writing or vote or cause to be voted any shares of Common Stock now or hereafter owned or controlled by it in favor of any amendment, repeal, modification, alteration or rescission of, or the adoption of any provision in the Company’s Amended and Restated Certificate of Incorporation or Bylaws inconsistent with Article III of this Agreement unless the JCP Funds consent in writing thereto.

3.7.                              Termination of Voting Agreements.  If not earlier terminated under Section 3.2, the voting agreements in Sections 3.2, 3.3, 3.4, 3.5 and 3.6 hereof shall terminate on the date the Company consummates a Public Offering (if requested by the underwriter with respect to such offering).

3.8.                              Officers.  Each Investor approves the election of such officers as may be elected or appointed by the Company or its Board of Directors.

ARTICLE IV.

MISCELLANEOUS

4.1.                              Amendment and Modification.  This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by the Company and the Required Holders; provided, however, that any amendment of this Agreement which materially adversely affects any Investor in a manner materially different from other Investors (other than due to any difference in the number of shares owned by any such Investor) shall require the prior written consent of such Investor.  No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

4.2.                              Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns and executors, administrators and heirs of each party hereto.  Except as contemplated hereby within this Section 4.2 or in connection with Transfers of Securities, this Agreement, and any rights or obligations existing hereunder, may not be assigned or otherwise transferred by any party without the prior written consent of the other parties hereto; provided that upon the merger of the Company into Edgen, Edgen as the surviving corporation in the Merger, shall automatically succeed to all the rights and obligations of the Company hereunder.

4.3.                              Separability.  In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect unless deletion of such provision causes this Agreement to become materially adverse to any party, in which event the parties shall use reasonable efforts to arrive at an accommodation which best preserves for the parties the benefits and obligations of the offending provision.

4.4.                              Notices.  All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, fax or reputable courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

If to the Company:

Edgen Acquisition Corporation
c/o Jefferies Capital Partners
520 Madison Avenue
12th Floor
New York, NY 10022
Attention:	James Luikart and Nicholas Daraviras
Telephone:	(212) 284-1700
Fax:	(212) 284-1717

and

Edgen Corporation
c/o Jefferies Capital Partners
520 Madison Avenue
8th Floor
New York, NY 10022
Attention:	David Laxton
Telephone:	(225) 756-7223
Fax:	(225) 756-7953

with a required copy to:

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103
Attention:	Carmen J. Romano, Esq.
Telephone:	(215) 994-4000
Fax:	(215) 994-2222

If to any of the JCP Funds, to:

c/o Jefferies Capital Partners
520 Madison Avenue
12th Floor
New York, NY 10022
Attention:	James Luikart and Nicholas Daraviras
Telephone:	(212) 284-1700
Fax:	(212) 284-1717

with a required copy to:

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103
Attention:	Carmen J. Romano, Esq.
Telephone:	(215) 994-4000
Fax:	(215) 994-2222

If to any of the Management Investors, to such Management Investor’s address as set forth on the signature page hereto or such other address as may be specified from time to time in writing to the Company by any Management Investor.

All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; four business days after being deposited in the mail, postage prepaid, if mailed; when confirmation of transmission is received, if faxed during normal business hours (or, if not faxed during normal business hours, the next business day after confirmation of transmission); and on the next business day, if timely delivered to a reputable courier guaranteeing overnight delivery.

4.5.                              Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law.

4.6.                              Headings.  The headings preceding the text of the sections and subsections of this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

4.7.                              Counterparts.  This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

4.8.                              Further Assurances.  Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

4.9.                              Termination.  This Agreement shall terminate on the written agreement of the Investors who are parties hereto or when all the Investors except any one Investor no longer hold any Securities.

4.10.                        Remedies.  In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

4.11.                        Party No Longer Owning Securities.  If a party hereto ceases to own any Securities, such party will no longer be deemed to be an Investor or Management Investor for purposes of this Agreement.

4.12.                        No Effect on Employment.  Nothing herein contained shall confer on the Management Investor the right to remain in the employ or service of the Company or any of its subsidiaries or Affiliates.

4.13.                        Pronouns.  Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

4.14.                        Future Individual Investors.  The parties hereto agree that any current or future employee of the Company or other person who purchases Securities from the Company subsequent to the date hereof may become a signatory to this Agreement by executing a written instrument setting forth that such person agrees to be bound by the terms and conditions of this Agreement and this Agreement will be deemed to be amended to include such person as a Management Investor (or Investor, as the case may be) and the number of Securities purchased by him or her.  Without limiting the generality of the foregoing, any person who has received an award of restricted Common Stock under the Edgen Corporation Incentive Plan shall be bound by the terms and conditions of the Agreement as a Management Investor.

4.15.                        Entire Agreement.  This Agreement sets forth the entire agreement and understanding among the parties and supersedes all prior agreements and understandings, written or oral, relating to the subject matter of this Agreement, it being understood the Investors are contemporaneously entering into other agreements and instruments in connection with the consummation of the Acquisition, including the Securities Purchase Agreements and the Registration Rights Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Securities Holders Agreement the day and year first above written.

EDGEN ACQUISITION CORPORATION

By:	/s/ NICHOLAS DARAVIRAS
	Name:	Nicholas Daraviras
	Title:	President

ING FURMAN SELZ INVESTORS III L.P.

By:	FS PRIVATE INVESTMENTS III LLC,
its Manager

By:	/s/ JAMES L. LUIKART
Name: James L. Luikart
Title: Managing Member

ING BARINGS GLOBAL LEVERAGED EQUITY PLAN LTD.

By:	FS PRIVATE INVESTMENTS III LLC,
its Manager

By:	/s/ JAMES L. LUIKART
Name: James L. Luikart
Title: Managing Member

ING BARINGS U.S. LEVERAGED EQUITY PLAN LLC

By:	FS PRIVATE INVESTMENTS III LLC,
its Manager

By:	/s/ JAMES L. LUIKART
Name: James L. Luikart
Title: Managing Member

MANAGEMENT INVESTORS:

/s/ JEFFREY L. BIKSHORN
Jeffrey L. Bikshorn

Address:

Telephone No.:

/s/ DOUGLAS J. DALY JR.
Douglas J. Daly Jr.

Address:

Telephone No.:

/s/ ROBERT L. GILLELAND
Robert L. Gilleland

Address:

Telephone No.:

/s/ RANDALL C. HARLESS
Randall C. Harless

Address:

Telephone No.:

/s/ DANIEL D. KEATON
Daniel D. Keaton

Address:

Telephone No.:

/s/ CRAIG STEPHEN KIEFER
Craig Stephen Kiefer

Address:

Telephone No.:

/s/ DAVID L. LAXTON, III
David L. Laxton, III

Address:

Telephone No.:

/s/ ROY J. MEREDITH
Roy J. Meredith

Address:

Telephone No.:

/s/ DANIEL J. O’LEARY
Daniel J. O’leary

Address:

Telephone No.: